Exhibit 99.1

Heinz Reports Third-Quarter EPS from Continuing Operations, Excluding Special Items, of $0.99
($0.95 Reported)

Fiscal 2013 Third-Quarter Results – Continuing Operations, Excluding Special Items for both 2013 and 2012:

•	Reported sales grew 2.0% to $2.93 billion.

•	Emerging Markets delivered 17.6% organic sales growth (+18.8% reported).

•	Global Ketchup posted 4.2% organic sales growth (+4.7% reported).

•	Top 15 Brands delivered organic sales growth of 2.6% (+2.2% reported).

•	Operating income increased 4.3% (+9.7% reported).

•	Net income grew 3.0% to $320 million (+6.9% reported).

•	EPS grew 3.1% to $0.99 ($0.95 reported).

•	Operating free cash flow (cash from operations, less capital spending, net of proceeds from PP&E disposals) adjusted for the Foodstar earn-out was $320 million.

Reconciliations of non-GAAP amounts are set forth in the attached financial tables. Results in Fiscal 2013 excluding special items represent the Company's reported results adjusted to exclude a non-recurring charge for the Company's early settlement of the earn-out payment that was due in Fiscal 2014 related to the Fiscal 2011 acquisition of Foodstar. Results in Fiscal 2012 excluding special items represent the Company’s reported results adjusted to exclude productivity charges for targeted workforce reductions, asset write-offs associated with factory closures and other implementation costs taken in Fiscal 2012 to, among other things, increase manufacturing effectiveness and accelerate growth. Organic sales are defined as volume plus price or total sales growth excluding the impact of foreign exchange and acquisitions and divestitures. Operating free cash flow is defined as cash from operations less capital expenditures net of proceeds from disposal of Property, Plant & Equipment.

PITTSBURGH--(BUSINESS WIRE)--February 21, 2013--H.J. Heinz Company (NYSE:HNZ) today reported solid third-quarter results, with growth in sales, operating income, net income and earnings per share from continuing operations, excluding special items.

Third-Quarter Results - Continuing Operations

In the third quarter ended January 27, 2013, reported sales increased 2.0% to $2.93 billion. Organic sales grew 2.3% with net pricing up by 2% and volume up 0.3%. Divestitures reduced total sales by 0.3%. Foreign currency reduced sales by 0.1%.

The primary growth driver was once again Emerging Markets, which delivered organic sales growth of 17.6% (18.8% reported) led by Latin America, Indonesia and China. Emerging Markets represented 23% of total Company sales in the third quarter.

Global Ketchup delivered organic sales growth of 4.2% (4.7% reported), driven by strong performance in Russia, Latin America and Canada.

The Top 15 Brands achieved organic sales growth of 2.6% (2.2% reported) and generated more than 70% of the Company's total sales, driven by the Heinz®, ABC®, Quero®, Classico® and Master® brands. The growth was negatively impacted by the Company's prior-year decision to exit T.G.I. Friday's® frozen meals.

Gross profit of $1.11 billion grew 7.1% and gross margin increased 170 basis points to 37.7%. Excluding charges for productivity initiatives in Fiscal 2012, gross profit increased 4.8% and gross margin increased 100 basis points, despite higher commodity costs, largely due to higher pricing and productivity improvements.

Operating income of $468 million grew 9.7%. Excluding special items, operating income increased 4.3% to $480 million.

The effective tax rate in this year's third quarter was 19.9% compared to 18.8% a year ago on a reported basis. Excluding special items, the effective tax rate decreased to 19.3% from 20.0% a year ago.

Net income from continuing operations grew 6.9% to $308 million on a reported basis. Excluding special items, net income from continuing operations increased to $320 million, growth of 3.0%.

Diluted earnings per share from continuing operations increased 6.7% to $0.95 on a reported basis. Excluding special items, diluted EPS grew 3.1% to $0.99.

Foreign exchange had a negligible impact on this year's third-quarter results.
As Heinz first announced on January 23, 2013, the Company recorded a special charge of $12 million, or $0.04 per share, in this year's third quarter related to its earn-out payment of $60 million in cash to the previous owners of Foodstar. This early earn-out payment is intended to give Heinz additional flexibility in the future for growing its businesses in China, one of the Company's largest and most important Emerging Markets.

Discontinued Operations

During the third quarter of Fiscal 2013, the Heinz Board of Directors approved management's plan to divest Shanghai LongFong Foods, a frozen food business in China. The Company is committed to divesting LongFong and anticipates securing an agreement with a suitable buyer in the next 12 months.
As a result, LongFong has been reclassified as a discontinued operation; previously it was reported in the Company's Asia/Pacific segment. LongFong's net assets have been classified as held for sale and the Company has recorded a $36.0 million pre-tax and after-tax non-cash goodwill impairment charge in the third quarter of Fiscal 2013, which has been recorded in discontinued operations. LongFong had reported sales of $27 million and $51 million in the nine months ended January 27, 2013 and January 25, 2012, respectively.
In the first quarter of Fiscal 2013, Heinz completed the previously announced sale of its U.S. Foodservice frozen desserts business. This transaction resulted in a $32.7 million pre-tax ($21.1 million after-tax) loss, which has been recorded in discontinued operations.
Including discontinued operations, Heinz reported total Company net income of $270 million and EPS of $0.83 in the latest quarter.
Year-to-Date -- Continuing Operations

For the nine months ended January 27, 2013, sales of $8.54 billion increased 0.5% on a reported basis and 3.7% on an organic basis. Operating income was $1.28 billion, an increase of 9.4%. Excluding special items, operating income was $1.29 billion, up 0.9%. Net income from continuing operations was $889 million, up 15.8%. Excluding special items, net income from continuing operations was $901 million, an increase of 6.8%.

The year-to-date tax rate was 15.9% versus 19.7% last year. Heinz reported diluted earnings per share from continuing operations of $2.75, an increase of 16.0%. Excluding special items, diluted earnings per share from continuing operations was $2.79, an increase of 7.3%.

EPS in the first nine months of this year was reduced by $0.06 from unfavorable foreign currency translation.

Including discontinued operations, Heinz reported total Company net income of $817 million and EPS of $2.53 in the first nine months of this year.

H.J. Heinz Company Enters Into Agreement to Be Acquired by Berkshire Hathaway and 3G Capital

As previously announced on Thursday, February 14, 2013, the H.J. Heinz Company entered into a definitive merger agreement to be acquired by an investment consortium comprised of Berkshire Hathaway and 3G Capital.

Under the terms of the agreement, which was unanimously approved by Heinz's Board of Directors, Heinz shareholders will receive $72.50 in cash for each share of common stock they own, in a transaction valued at $28 billion, including the assumption of Heinz's outstanding debt. The per share price represents a 20% premium to Heinz's closing share price of $60.48 on February 13, 2013, a 19% premium to Heinz's all-time high share price, a 23% premium to the 90-day average Heinz share price and a 30% premium to the one-year average share price.

The transaction is subject to approval by Heinz shareholders, receipt of regulatory approvals and other customary closing conditions, and is expected to close in the third (calendar) quarter of 2013.

As announced on February 14, Heinz will not host a conference call with securities analysts to discuss the Company's third-quarter Fiscal 2013 results.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Berkshire Hathaway and 3G Capital,

•	the failure to receive, on a timely basis or otherwise, the required approvals by the Company's shareholders and government or regulatory agencies with regard to the merger agreement,

•	the risk that a closing condition to the merger agreement may not be satisfied,

•	the failure of the buyer to obtain the necessary financing in connection with the merger agreement,

•	the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the consummation of the proposed merger agreement,

•	sales, volume, earnings, or cash flow growth,

•	general economic, political, and industry conditions, including those that could impact consumer spending,

•	competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs,

•	competition from lower-priced private label brands,

•
increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability,

•	the ability to identify and anticipate and respond through innovation to consumer trends,

•	the need for product recalls,

•	the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers,

•	currency valuations and devaluations and interest rate fluctuations,

•	changes in credit ratings, leverage, and economic conditions and the impact of these factors on our cost of borrowing and access to capital markets,

•
our ability to effectuate our strategy, including our continued evaluation of potential opportunities, such as strategic acquisitions, joint ventures, divestitures, and other initiatives, our ability to identify, finance, and complete these transactions and other initiatives, and our ability to realize anticipated benefits from them,

•	the ability to successfully complete cost reduction programs and increase productivity,

•	the ability to effectively integrate acquired businesses,

•	new products, packaging innovations, and product mix,

•	the effectiveness of advertising, marketing, and promotional programs,

•	supply chain efficiency,

•	cash flow initiatives,

•	risks inherent in litigation, including tax litigation,

•
the ability to further penetrate and grow and the risk of doing business in international markets, particularly our emerging markets; economic or political instability in those markets, strikes, nationalization, and the performance of business in hyperinflationary environments, in each case such as Venezuela; and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe,

•	changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws,

•	the success of tax planning strategies,

•	the possibility of increased pension expense and contributions and other people-related costs,

•	the potential adverse impact of natural disasters, such as flooding and crop failures, and the potential impact of climate change,

•	the ability to implement new information systems, potential disruptions due to failures in information technology systems, and risks associated with social media,

•
with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and

•
other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrées, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

H.J. Heinz Company and Subsidiaries
Consolidated Statements of Income

	Third Quarter Ended		Nine Months Ended
(In Thousands, Except per Share Amounts)	January 27, 2013 FY 2013	January 25, 2012 FY 2012	January 27, 2013 FY 2013	January 25, 2012 FY 2012
Sales	$2,933,331	$2,874,927	$8,538,315	$8,495,904
Cost of products sold	1,826,816	1,841,329	5,416,840	5,511,796
Gross profit	1,106,515	1,033,598	3,121,475	2,984,108
Selling, general and administrative expenses	638,654	607,070	1,841,487	1,814,210
Operating income	467,861	426,528	1,279,988	1,169,898
Interest income	6,149	6,690	22,295	25,626
Interest expense	71,091	72,542	213,069	218,104
Other expense, net	(14,104)	(2,580)	(18,098)	(3,289)
Income from continuing operations before income taxes	388,815	358,096	1,071,116	974,131
Provision for income taxes	77,333	67,268	169,957	191,904
Income from continuing operations	311,482	290,828	901,159	782,227
Loss from discontinued operations, net of tax	(38,668)	(3,589)	(72,079)	(19,893)
Net income	272,814	287,239	829,080	762,334
Less: Net income attributable to the noncontrolling interest	3,268	2,545	12,063	14,517
Net income attributable to H.J. Heinz Company	$269,546	$284,694	$817,017	$747,817
Income/(loss) per common share:
Diluted
Continuing operations attributable to H.J. Heinz Company common shareholders	$0.95	$0.89	$2.75	$2.37
Discontinued operations attributable to H.J. Heinz Company common shareholders	(0.12)	(0.01)	(0.22)	(0.06)
Net income attributable to H.J. Heinz Company common shareholders	$0.83	$0.88	$2.53	$2.31
Average common shares outstanding - diluted	323,218	322,713	323,048	323,538
Basic
Continuing operations attributable to H.J. Heinz Company common shareholders	$0.96	$0.90	$2.77	$2.39
Discontinued operations attributable to H.J. Heinz Company common shareholders	(0.12)	(0.01)	(0.22)	(0.06)
Net income attributable to H.J. Heinz Company common shareholders	$0.84	$0.89	$2.55	$2.32
Average common shares outstanding - basic	320,745	320,159	320,523	320,850
Cash dividends per share	$0.515	$0.48	$1.545	$1.44
Amounts attributable to H.J. Heinz Company common shareholders:
Income from continuing operations, net of tax	$308,214	$288,283	$889,096	$767,710
Loss from discontinued operations, net of tax	(38,668)	(3,589)	(72,079)	(19,893)
Net income	$269,546	$284,694	$817,017	$747,817
(Totals may not add due to rounding)

H.J. Heinz Company and Subsidiaries
Non-GAAP Performance Ratios

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides the calculation of the non-GAAP performance ratios discussed in the Company's press release dated February 21, 2013:

Fiscal 2013 Results Excluding Charge for Settlement of Foodstar Earn-Out

The following table reconciles the Company's Fiscal 2013 reported results to results excluding the charge for the settlement of the Foodstar earn-out.

(amounts in thousands)	Third Quarter Ended January 27, 2013
Continuing Operations	Reported Results	_	Charge for earn-out settlement	=	Results excluding charge for earn-out settlement (b)
Operating Income	$467,861		$(12,081)		$479,942
Effective tax rate	19.9%		—%		19.3%
Income from continuing operations, net of tax	$308,214		$(12,081)		$320,295
Diluted earnings per share from continuing operations	$0.95		$(0.04)		$0.99

(amounts in thousands)	Nine Months Ended January 27, 2013
Continuing Operations	Reported Results	_	Charge for earn-out settlement	=	Results excluding charge for earn-out settlement (b)
Operating Income	$1,279,988		$(12,081)		$1,292,069
Income from continuing operations, net of tax	$889,096		$(12,081)		$901,177
Diluted earnings per share from continuing operations	$2.75		$(0.04)		$2.79

Fiscal 2012 Results Excluding Charges for Productivity Initiatives

The following table reconciles the Company's Fiscal 2012 reported results to results excluding charges for productivity initiatives.

(amounts in thousands)	Third Quarter Ended January 25, 2012
Continuing Operations	Reported Results	_	Charges for productivity initiatives	=	Results excluding charges for productivity initiatives (c)
Gross Profit	$1,033,598		$(22,218)		$1,055,816
Gross Profit Margin	36.0%		(0.7)%		36.7%
Operating Income	$426,528		$(33,657)		$460,185
Effective tax rate	18.8%		32.7%		20.0%
Income from continuing operations, net of tax	$288,283		$(22,647)		$310,930
Diluted earnings per share from continuing operations	$0.89		$(0.07)		$0.96

(amounts in thousands)	Nine Months Ended January 25, 2012
Continuing Operations	Reported Results	_	Charges for productivity initiatives	=	Results excluding charges for productivity initiatives (c)
Operating Income	$1,169,898		$(111,152)		$1,281,050
Income from continuing operations, net of tax	$767,710		$(76,295)		$844,005
Diluted earnings per share from continuing operations	$2.37		$(0.24)		$2.60

Organic Sales Growth

	Third Quarter Ended January 27, 2013
Organic Sales	Organic Sales Growth (a)	+	Foreign Exchange	+	Acquisitions/ Divestitures	=	Total Net Sales Change
Emerging Markets	17.6%		(3.4)%		4.6%	(d)	18.8%
Global Ketchup	4.2%		0.6%		—%		4.7%
Top 15 Brands	2.6%		(0.4)%		—%		2.2%
Total Company	2.3%		(0.1)%		(0.3)%		2.0%

	Nine Months Ended January 27, 2013
Total Company	3.7%		(2.7)%		(0.4)%		0.5%

Operating Free Cash Flow

Total Company (amounts in thousands)	Third Quarter Ended
January 27, 2013
Cash provided by operating activities	$385,644
Capital expenditures	(83,514)
Proceeds from disposals of property, plant and equipment	2,202
Operating Free Cash Flow	$304,332
Foodstar earn-out	(15,453)
Operating Free Cash Flow adjusted for the Foodstar earn-out	$319,785

(a) Organic sales growth is a non-GAAP measure that is defined as volume plus price or total sales growth excluding the impact of foreign currency translation rates and acquisitions/divestitures.
(b) Excludes a charge in Fiscal 2013 for the early settlement of the earn-out payment that was due in Fiscal 2014 related to the Fiscal 2011 acquisition of Foodstar. This early settlement was completed in order to give the Company additional flexibility in the future for growing its business in one of its largest and most important emerging markets, China.
(c) Excludes costs in Fiscal 2012 associated with targeted workforce reductions, asset write-offs associated with factory closures and other implementation costs in order to increase manufacturing effectiveness and accelerate productivity on a global scale. Other implementation costs primarily include professional fees and relocation costs for the establishment of a European supply chain hub in the Netherlands.
(d) Emerging Markets sales in Fiscal 2013 now include the markets of Papua New Guinea, South Korea and Singapore. Sales in these markets were included in Developed Markets sales in the prior year and therefore, were treated as an acquisition variance when comparing current year sales to the prior year for Emerging Markets.

(Totals may not add due to rounding)

CONTACTS:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048